Exhibit 10.10

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is entered into this 6th day of June, 2011 (the “Effective Date”) by and among MUSTAFA MEHMET CORPORATION, an exempt company organized under the laws of the United States Virgin Islands (“MMC”), TRANSATLANTIC WORLDWIDE, LTD., an international business company organized under the laws of the Commonwealth of the Bahamas (“TWL”), TRANSATLANTIC PETROLEUM LTD., an exempt company with limited liability organized under the laws of Bermuda (“TPL”), PINNACLE TURKEY HOLDING COMPANY, LLC, a Delaware limited liability company (“PT Holding”), VALEURA ENERGY (NETHERLANDS) COOPERATIEF U.A., a cooperative with exclusion of liability incorporated under the laws of the Netherlands (“Valeura”), and AMERICAN ESCROW COMPANY, a Texas corporation (“Escrow Agent”). Each of MMC, TWL, TPL, PT Holding, Valeura and Escrow Agent shall be referred to herein individually from time to time as a “Party” and collectively as the “Parties”.

WHEREAS, MMC and TWL have entered into that certain Share Purchase Agreement dated April 23, 2011, as amended (the “TBNG SPA”),

WHEREAS, MMC and PT Holding have entered in that certain Share Purchase Agreement of even date (the “PTI SPA”);

WHEREAS, MMC and Valeura have entered into that certain Share Purchase Agreement of even date (the “CRBV SPA”);

WHEREAS, the Parties hereto and certain other parties have entered into that certain Multi-Party Agreement of even date, a provision of which relates to the establishment of an escrow pursuant to which MMC will deposit into escrow (i) the TA Stock (as defined below) to be issued to MMC pursuant to the TBNG SPA and (ii) one undated, blank stock power duly executed by MMC for each share certificate representing the TA Stock; and

WHEREAS, the escrow to be established by this Agreement will be established for the benefit of each of TWL, PT Holding and Valeura.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. The following capitalized terms shall have the meanings set forth below:

1.1 “Claim Deadline” shall mean 5:00 p.m. CDT on the one year anniversary of the Effective Date.

1.2 “Claim Notice” shall have the meaning set forth in Section 3.1, below.

1.3 “Common Stock” shall mean the common stock, US $0.01 par value per share, of TPL.

1.4 “Confirming Notice” shall have the meaning set forth in Section 3.3, below.

1.5 “Escrowed Instruments” shall mean all stock certificates representing shares of Common Stock of TPL, all dividends which may be declared on such Common Stock during the term of this Agreement, all Additional Equity Securities (defined in Section 2.3 hereof) and all stock powers on deposit with Escrow Agent from time to time pursuant to the terms of this Agreement.

1.6 “Estimated Damages” shall mean the US dollar amount set forth in a Claim Notice in good faith as estimated damages for any Indemnification Claim by any of TWL, PT Holding or Valeura.

1.7 “Fair Market Value” shall mean the volume weighted average price per share of the Common Stock on the NYSE Amex Stock Exchange for the five (5) trading days prior to the date specified for the calculation thereof.

1.8 “Indemnification Claim” shall mean any indemnification claim made by TWL, PT Holding or Valeura pursuant to their respective Share Purchase Agreement.

1.9 “Indemnified Damages” shall have the meaning set forth in Section 4.3(a).

1.10 “Joint Notice” shall mean the notice executed by two or more Parties (other than Escrow Agent) and delivered to Escrow Agent and each other Party pursuant to Section 4 of this Agreement. Each Joint Notice shall identify the specific provision of this Agreement pursuant to which it is being delivered. Each Joint Notice may be executed in counterparts.

1.11 “Paid Shares” shall mean that number of shares of Common Stock to be retained by TPL or transferred to PT Holding or Valeura pursuant to Section 4.3 as a result of the final resolution of an Indemnification Claim, calculated as follows: (i) Indemnified Damages divided by (ii) the Fair Market Value for the Common Stock as of the day prior to the date of the Joint Notice relating thereto. When determining the number of Paid Shares, fractional shares shall be rounded to the nearest number of full shares.

1.12 “Remainder Shares” shall mean that number of shares, calculated as of the Claim Deadline as follows: 18,500,000 shares, minus the Reserved Shares.

1.13 “Reserved Shares” shall mean that number of shares of Common Stock calculated as follows: (i) the amount of Estimated Damages as set forth in a Claim Notice multiplied by 1.5, and then divided by (ii) the Fair Market Value as of the day of the Claim Deadline. When determining the number of Reserved Shares, fractional shares shall be rounded to the nearest number of full shares.

1.14 “Share Purchase Agreement” means each of the TBNG SPA, the PTI SPA and the CRBV SPA.

1.15 “TA Stock” shall mean 18,500,000 shares of Common Stock to be issued to MMC pursuant to the TBNG SPA.

2. Establishment of Escrow.

2.1 Upon execution and delivery by all Parties of this Agreement and the closing of the TBNG SPA, the PTI SPA and the CRBV SPA, MMC shall deposit with Escrow Agent the TA Stock and one undated, blank stock power duly executed by MMC for each certificate representing the TA Stock. The Escrowed Instruments shall be held in escrow by Escrow Agent pursuant to the terms of this Agreement. The Parties (other than Escrow Agent) acknowledge and agree that the Escrowed Instruments are being held in escrow as collateral for the indemnification obligations of MMC under each of the TBNG SPA, the PTI SPA and the CRBV SPA.

2.2 If during the term of this Agreement any dividends are declared in respect of any of the TA Stock held in escrow pursuant to this Agreement, TWL and TPL shall cause those dividends to be advanced to the Escrow Agent, who shall hold and release same in accordance with this Agreement.

2.3 If during the term of this Agreement MMC receives any other securities (the “Additional Escrow Securities”) (a) as a divided or other distribution on the TA Stock, (b) on a subdivision, or compulsory or automatic conversion or exchange of the TA Stock, or (c) from a successor issuer in a business combination that TPL completes, then MMC will deposit such Additional Escrow Securities in escrow with the Escrow Agent. MMC will deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of the Additional Escrow Securities, along with a duly executed blank stock power for each share certificate delivered. When this Agreement refers to the TA Stock, it includes any Additional Escrow Securities. MMC will immediately deliver to the Escrow Agent any replacement share certificates or other evidence of Additional Escrow Securities issued to MMC.

3. Claim Notices.

3.1 In the event any of TWL, TPL, PT Holding or Valeura believes it has an Indemnification Claim under its respective Share Purchase Agreement, the claiming party shall be entitled to send a notice on or prior to the Claim Deadline (each, a “Claim Notice”) to Escrow Agent and each other Party to this Agreement, which Claim Notice shall set forth the following: (i) a description of the Indemnification Claim citing with specificity the provisions in its respective Share Purchase Agreement under which such claim is being made, and (ii) the amount of the Estimated Damages.

3.2 Upon receipt of a Claim Notice, Escrow Agent shall send each other Party a notice (each, a “Confirming Notice”) confirming its receipt of the Claim Notice and the Estimated Damages claimed thereunder.

4. Release from Escrow.

4.1 In the event no Claim Notices are delivered on or before the Claim Deadline, Escrow Agent without any further communication or notice from any Party shall release the Escrowed Instruments to MMC and the escrow contemplated herein shall be closed.

4.2 In the event one or more Claim Notices remain outstanding as of the Claim Deadline, TWL, TPL, PT Holding, Valeura and MMC shall execute and deliver to Escrow Agent a Joint Notice (i) directing Escrow Agent to release to TPL the Escrowed Instruments, (ii) directing TPL to cause its transfer agent to issue and deliver one or more certificates in the name of MMC representing the Reserved Shares for all outstanding Indemnification Claims and to deliver such certificates to Escrow Agent (the escrow contemplated herein remaining open), and (iii) directing TPL to cause its transfer agent to issue and deliver one or more certificates in the name of MMC representing the Remainder Shares and provide same to TPL. Upon receipt by TPL of the Joint Notice and the Escrowed Instruments pursuant to this Section 4.2, TPL shall cause its transfer agent to reissue the TA Stock into the number of shares representing the Reserved Shares and the number of shares representing the Remainder Shares. Upon receipt by Escrow Agent of one undated, blank stock power duly executed by MMC for each share certificate representing the Reserved Shares, TPL shall deliver (x) to Escrow Agent the share certificates representing the Reserved Shares and (y) to MMC one or more share certificates representing the Remainder Shares and any associated dividends thereon.

4.3 Upon final resolution of all Indemnification Claims pursuant to the Share Purchase Agreements, if MMC is determined to be responsible to pay any damages to any of TWL, TPL, PT Holding or Valeura, then the following shall apply:

(a) TWL, TPL, PT Holding, Valeura and MMC shall immediately after the final resolution of all such Indemnification Claims specify in a Joint Notice to Escrow Agent: (i) the amount of damages (the “Indemnified Damages”) payable to each of TWL, PT Holding and Valeura, if any, as a result of any such final resolution, (ii) the Fair Market Value of the Common Stock as of the day prior to the date of such Joint Notice, and (iii) the number of Paid Shares to be retained by TPL or transferred to PT Holding or Valeura in satisfaction of the Indemnified Damages.

(b) Upon receipt of such Joint Notice specified in Section 4.3(a), Escrow Agent shall forthwith deliver the Escrowed Instruments then held by it to TPL. Upon receipt of the Escrowed Instruments, TPL shall (i) retain the number of shares representing its Paid Shares if TWL is an indemnified party, (ii) forthwith cause its transfer agent to issue and deliver to PT Holding and/or Valeura, as appropriate, one or more share certificates representing their Paid Shares if either or both are the indemnified parties entitled to Indemnified Damages, together with any dividends thereon, and (iii) forthwith cause its transfer agent to issue in the name of MMC and deliver to MMC one or more share certificates representing the balance of the Reserved Shares at that time as contemplated pursuant to Section 4.5. together with any dividends thereon.

(c) If multiple Parties are entitled to Indemnified Damages, in the event the aggregate of (i) the number of shares TPL is entitled to retain and (ii) the number of shares PT Holding and Valeura are entitled to be transferred pursuant to this Section 4.3 exceeds the number of shares of Common Stock then held by Escrow Agent, then the number of shares of Common Stock to be retained by TPL or to be transferred to PT Holding or Valeura shall be pro-rated among TWL, PT Holding and Valeura based on the amount of the Indemnified Damages each such Party is entitled to and the aggregate amount of all Indemnified Damages all such parties are entitled to, without limiting any right of such Party to claim against MMC for a deficiency.

4.4 If MMC is determined to be not responsible to pay any Indemnified Damages to any of TWL, TPL, PT Holding and Valeura upon the final resolution of all Indemnification Claims, then such Parties (as appropriate, each in its capacity as a claiming party which has previously delivered a Claim Notice to Escrow Agent pursuant to Section 3.1 of this Agreement) and MMC shall instruct Escrow Agent in a Joint Notice to release the Escrowed Instruments to MMC. Any notice given under this Section 4.4 may only be given on or after the first anniversary of this Agreement.

4.5 After the first anniversary of the Effective Date, to the extent there are still any Reserved Shares held by the Escrow Agent after all Indemnification Claims are finally resolved and the TA Stock is retained, transferred or released by or to the Parties pursuant to the other provisions of this Section 4, then the Parties (other than Escrow Agent) shall execute and deliver a Joint Notice to Escrow Agent, directing Escrow Agent to release such Reserved Shares (and all dividends thereon) to MMC.

5. Escrow Agent Provisions.

5.1 Escrow Agent is not a party to, or bound by, any agreement or instruments which may be deposited under, evidenced by, or which arises out of this Agreement.

5.2 Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it hereunder, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.

5.3 Escrow Agent shall not be required to take or be bound by notice of any default of any person, or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to Escrow Agent consistent with the terms of this Agreement. This Agreement shall not be subject to rescission or modification except upon receipt by Escrow Agent of written instructions of all other Parties hereto or their successors in interest, and no such modification shall be effective unless and until consented to in writing by Escrow Agent.

5.4 Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt, or other paper or document believed by Escrow Agent to be genuine and to be signed by the proper Party or Parties.

5.5 Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct, and Escrow Agent shall have no duties to anyone except the Parties hereto.

5.6 Escrow Agent may consult with legal counsel in the event of any dispute or questions regarding this Agreement, or Escrow Agent’s duties hereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

5.7 Escrow Agent assumes no liability and the Parties hereto consent and agree that Escrow Agent shall have no liability for any defalcation, insolvency, receivership or conservatorship of the depository institution.

5.8 Escrow Agent shall have no liability due to the filing by any of the Parties (other than Escrow Agent) for bankruptcy or the consequences or effect of such a bankruptcy on the funds and/or documents deposited hereunder.

5.9 For its services hereunder, Escrow Agent shall be entitled to the fees as set forth on Exhibit “A” attached hereto. Such fees shall be borne equally among MMC, TWL, PT Holding and Valeura.

5.10 The Parties hereto further agree that Escrow Agent assumes no liability for and is expressly released from any claim or claims whatsoever in connection with the receiving, retaining and delivering of the Escrowed Instruments except to account for delivery made thereon. Deposit by Escrow Agent of the Escrowed Instruments comprising the escrow contemplated herein into any court shall relieve Escrow Agent of all further responsibility and liability. Escrow Agent is hereby expressly authorized to disregard in its sole discretion any and all notices or warnings given by any of the Parties hereto (other than a fully executed Joint Notice given pursuant to Section 4 of this Agreement), or by any other person or corporation. Escrow Agent is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction, and in case Escrow Agent obeys or complies with any such order, judgment or decree, it shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding the escrow contemplated herein into which Escrow Agent is or may be at any time a party, it shall have a lien on the contents hereof for any and all cost, attorneys’ fees, whether such attorneys shall be regularly retained or specially employed, and other expenses which it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefor out of said deposit. The Parties, other than Escrow Agent, jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, costs or damages incurred, including but not limited to attorneys’ fees, by reason of this Agreement or the subject matter hereof or any cause of action which may be filed in connection therewith and to pay Escrow Agent, upon demand, all such costs, fees and expenses so incurred.

5.11 In the event that Escrow Agent performs any service not specifically provided hereinabove, or that there is any assignment or attachment of any interest in the subject matter of this escrow or any modification thereof, or that any controversy arises hereunder, or that Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or the subject matter hereof, Escrow Agent shall be reasonably compensated therefor and reimbursed for all costs and expenses occasioned thereby; and the Parties hereto agree jointly and severally to pay the same and to indemnify Escrow Agent against any loss, liability, or expense incurred in any act or thing done by it hereunder. Notwithstanding any of the provisions set forth in this Section 5, Escrow Agent may interplead the subject matter of this escrow into any court of competent jurisdiction in Dallas County, Texas, and the act of such interpleader shall immediately relieve Escrow Agent of its duties, liabilities, and responsibilities hereunder.

6. General Provisions.

6.1 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt) or electronic mail, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other Parties). A copy of any notice, consent, waiver or other communications shall also be sent by electronic mail to the recipient’s address set forth below; provided, however, that the failure to comply with this requirement shall not affect the effectiveness of such notice, consent, waiver or other communication if the other provisions of this Section 6.1 are followed.

MMC:
Mustafa Mehmet Corporation
ATTN: Harvey R. Clapp, III
5030 Anchor Way
Christiansted, Vl 00820
Phone: 340-719-3885
Facsimile No.: 340-719-3888
E-Mail: hrclapp3@aol.com

with a copy to:
Donovan M. Hamm, Jr., Esq.
Hamm Law Firm
5030 Anchor Way
Christiansted, VI 00820-4521
Phone: 340-773-6955
Facsimile No.: 340-773-3092
E-Mail: dmh@hammlawvi.com

TPL and TWL:
TransAtlantic Worldwide, Ltd.
ATTN: Scott Larsen
5910 N. Central Expressway, Suite 1755
Dallas, Texas 75206
Phone: 214-220-4323
Facsimile No.: 214-265-4711
E-Mail: scott.larsen@tapcor.com

with a copy to:
Jeff Mecom
Executive Vice President
TransAtlantic Petroleum Ltd.
5901 N. Central Expressway, Suite 1755
Dallas, Texas 75206
Phone: 214-220-4323
E-Mail: jeff.mecom@tapcor.com

Valeura:
Valeura Energy (Netherlands) COOP
Locatellikade 1, 1076 AZ
Amsterdam, Netherlands
ATTN: Johannes Fredericus Verhaert
Phone: +31(0) 205755600
Fax: +31(0) 206730016
E-Mail: frits.verhaert@TMF-Group.com

with a copy to:
Valeura Energy, Inc.
ATTN: James D. McFarland
550, 333-11th Avenue SW
Calgary, AB
T2R 1L9
Phone: 403.237.7102
Fax: 403.237.7103
Email: jmcfarland@valeuraenergy.com

PT Holding:
Pinnacle Turkey Holding Company, LLC
ATTN: Peter M. Dobelbower, Manager
7701 SW 44th Street
Oklahoma City, OK 73179
Phone: (405) 745-1720
Fax: (405) 745-1721
E-Mail: peter.dobelbower@hobbylobby.com

with a copy to:
Tom Blalock
Commercial Law Group, P.C.
5520 North Francis Avenue
Oklahoma City, OK 73118
Phone: (405) 254-5727
Fax: (405) 232-5553
E-Mail: tblalock@clgroup.org

Escrow Agent:
American Escrow Company
ATTN: Carla D. Janousek, CES®
2626 Howell St., 10th Floor
Dallas, Texas 75204
Direct: (214) 855-8879
Fax: (214) 855-8848
E-Mail: cjanousek@republictitle.com

6.2 Entire Agreement and Modification. This Agreement supersedes all prior agreements among the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all Parties.

6.3 Assignments, Successors, and No Third-Party Rights.

(a) No Party may assign any of its rights under this Agreement without the prior consent of the other Parties.

(b) This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.

(c) Nothing expressed or referred to in this Agreement will be construed to give any person, other than the Parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

(d) This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and permitted assigns.

6.4 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.5 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

6.6 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile signature, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the date first above written.

MMC:

MUSTAFA MEHMET CORPORATION,
an exempt company organized under the laws of the United States Virgin Islands

By: /s/ Harvey R. Clapp, III
Name: Harvey R. Clapp, III
Title: President

TWL:

TRANSATLANTIC WORLDWIDE, LTD.,
an international business company organized under the laws of the Commonwealth of the Bahamas

By: /s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Vice President

TPL:

TRANSATLANTIC PETROLEUM LTD.,
an exempt company with limited liability organized under the laws of Bermuda

By: /s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Vice President

PTI:

PINNACLE TURKEY HOLDING COMPANY, LLC, a Delaware limited liability company

By: /s/ Peter M. Dobelbower
Name: Peter M. Dobelbower
Title: Manager

VALEURA:

VALEURA ENERGY (NETHERLANDS) COOPERATIEF UA.

By: /s/ James D. McFarland
Name: James D. McFarland
Title: Director

VALEURA ENERGY (NETHERLANDS) COOPERATIEF UA.

By:	TMF Management B.V.
By: /s/ Lucas Duysens
Name: Lucas Duysens
Title: Attorney-in-Fact

ESCROW AGENT:

AMERICAN ESCROW COMPANY,
a Texas corporation

By: /s/ Carla D. Janousek
Name: Carla D. Janousek
Title: Senior Vice President